040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170257103-48
Secretary of State	Filing Date and Time: 06/14/2017 10:10 AM
State of Nevada	Entity Number: E0284702017-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	US EXP GROUP INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: ISL, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 550,000,000 Par value per share: $ .0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Dr. Wenyi Yu (Name) 160 Kerns Avenue (Street Address), Buffalo (City), NY (State), 14211 (Zip Code) 2) Ms. Fang Li (Name) 160 Kerns Avenue (Street Address), Buffalo (City), NY (State), 14211 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Richard W. Jones (Name) X [signature] (Incorporator Signature) 115 Perimeter Center Place, Suite 170 (Address), Atlanta (City), GA (State), 30346 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 6/13/2017

This form must be accompanied by appropriate fees.

ADDITIONAL INFORMATION TO THE ARTICLES OF INCORPORATION OF US EXP GROUP INC.

I.

The total number of shares of all classes which the Corporation has authority to issue is 550,000,000, of which 500,000,000 shares shall be designated as "Common Stock" with a par value of $.0001 per share, and 50,000,000 shares shall be designated as "Preferred Stock" with a par value of $.0001 per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

A. Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such Preferred Stock, prior to the issuance of any shares of Preferred Stock.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of Preferred Stock. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1. the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of the Corporation to redeem shares of Preferred Stock pursuant to a sinking fund;

4. whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6. the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

B COMMON STOCK

Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article I, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Articles of Incorporation, including, but not limited to, the following rights and privileges:

(1) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(2) the holders of Common Stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

(3) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

II.

The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

The number of members constituting the first Board of Directors of the corporation is two (2); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Dr. Wenyi Yu	160 Kerns Avenue Buffalo, New York 14211
Ms. Fang Li	160 Kerns Avenue Buffalo, New York 14211

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

III.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

IV.

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

V.

The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares and such shares may be reissued by the Corporation.

VI.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

VII.

The Board of directors is hereby authorized to take any and all actions without shareholder approval, which are allowed by the General Corporation Law of the state of Nevada.

180504

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of US EXP GROUP INC.
Name of Represented Business Entity

I, ISL, INC. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on 06/13/2017 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature], Assistant Secretary
Authorized Signature of R.A. or On Behalf of R.A. Company

06/13/2017
Date

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer

Date ______

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **US EXP GROUP INC.**, did on June 14, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 14, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Stephanie Morrow
Certificate Number: C20170614-0909
You may verify this certificate
online at **http://www.nvsos.gov/**